Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-261214 and File No. 333-267102 on Form S-8 of Magyar Bancorp, Inc. of our report dated December 19, 2024, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Magyar Bancorp, Inc. for the year ended September 30, 2024.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 19, 2024

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